    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 1999
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD
             (Exact Name of Registrant as Specified in Its Charter)

        REPUBLIC OF SINGAPORE                                NOT APPLICABLE
     (State or other jurisdiction                           (I.R.S. Employer
  of incorporation or organization)                        Identification No.)

       60 WOODLANDS INDUSTRIAL                                    738406
     PARK D, STREET 2, SINGAPORE                                (Zip Code)
   (Address of principal executive
               offices)
                             ----------------------

                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD
                             SHARE OPTION PLAN 1999
                             ----------------------


                   CHARTERED SEMICONDUCTOR MANUFACTURING, INC.
                    1450 McCANDLESS DRIVE, MILPITAS, CA 95035
                                 (408) 941-1100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:

                          CHRISTOPHER L. KAUFMAN, ESQ.
                            MICHAEL W. STURROCK, ESQ.
                                LATHAM & WATKINS
                                 20 CECIL STREET
                            #25-02/03/04 THE EXCHANGE
                                SINGAPORE 049705
                                  (65) 536-1161
                             ----------------------

                         CALCULATION OF REGISTRATION FEE


===============================================================================================
                                                                 PROPOSED
                                AMOUNT          PROPOSED          MAXIMUM
TITLE OF EACH CLASS OF       OF ORDINARY        MAXIMUM         AGGREGATE        AMOUNT OF
SECURITIES TO BE             SHARES TO BE    OFFERING PRICE      OFFERING       REGISTRATION
REGISTERED                   REGISTERED(1)    PER SHARE(2)       PRICE(2)            FEE
-----------------------------------------------------------------------------------------------
 Ordinary Shares, par
   value S$0.26 per             107,160,000       $0.54         $57,866,400        $16,087
   share(3)
===============================================================================================

(1) The Chartered Semiconductor Manufacturing Ltd Share Option Plan 1999 (the "Plan") authorizes the issuance of a maximum of 107,160,000 Ordinary Shares of Chartered Semiconductor Manufacturing Ltd (the "Registrant").

(2) For purposes of computing the registration fee only, pursuant to Rule 457(h)(1), the proposed Maximum Offering Price Per Share is based on the book value of the Ordinary Shares as calculated on September 30, 1999.

(3) Ordinary Shares are represented by American Depositary Shares, evidenced by American Depositary Receipts. Each American Depositary Share represents the right to receive ten Ordinary Shares.

                                     PART I

Item 1. Plan Information

        Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

        Not required to be filed with this Registration Statement.

                                     PART II

Item 3. Incorporation of Documents by Reference

        The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated as of their respective dates in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

        (a) The Registrant's Registration Statement on Form F-1 (Registration No. 333-88397), as amended.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        The Registrant's Articles of Association provide that all of its directors, secretaries and other officers shall be indemnified by the Registrant against all costs, charges, losses, expenses and liabilities incurred by them in the execution and discharge of their duties or in relation thereto, including any liabilities in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by them as a director, secretary or other officer of the Registrant. The Articles of Association further provide that none of the Registrant's directors, secretaries or other officers shall be liable:

        - for the acts, receipts, neglects or defaults of any other director or officer,

        -       for joining in any receipt or other act for conformity,


        - for any loss or expense happening to the Registrant through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Registrant,

        - for the insufficiency or deficiency of any security in or upon which any of the moneys of the Registrant shall be invested,

        - for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left, or

        - for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of their office or in relation thereto,

unless the same shall happen through their own negligence, willful default, breach of duty or breach of trust.

        The indemnification provisions in the Articles of Association provide for indemnification of the Registrant's officers and directors to the maximum extent permitted under the Companies Act (Chapter 50) of Singapore.

        The Registrant intends to obtain directors and officers insurance providing indemnification for certain of its directors, officers, affiliates and employees for certain liabilities.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

        4.1 Memorandum and New Articles of Association of the Registrant (incorporated by reference to Exhibit 3 to Amendment No. 2 to the Registration Statement on Form F-1 filed by the Registrant on October 25, 1999, as amended (Registration No. 333-88397)).

        4.2 Form of Deposit Agreement by and among the Registrant, Citibank, N.A. and the holders and beneficial owners of Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt) (incorporated by reference to Exhibit 4 to the Registration Statement on Form F-6 filed by Citibank, N.A. on October 8, 1999 (Registration No. 333-88623)).

        4.3 Form of specimen certificate for ordinary shares (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registration Statement on Form F-1 filed by the Registrant on October 25, 1999, as amended (Registration No. 333-88397)).

        4.4 Chartered Semiconductor Manufacturing Ltd Share Option Plan 1999 (including as an exhibit the form of Share Option Agreement).

        5       Opinion of Allen & Gledhill.

        23      Consent of KPMG.

        24 Power of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings

        The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information to be included in a post effective amendment to those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

               (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the

Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Republic of Singapore on this 28th day of October, 1999.

                                            CHARTERED SEMICONDUCTOR
                                            MANUFACTURING LTD



                                            By: / s / Chia Song Hwee
                                                --------------------------------
                                               Name:  Chia Song Hwee
                                               Title:  Chief Financial Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Barry Waite, Chia Song Hwee, Sum Soon Lim and Lim Ming Seong as attorneys-in-fact with the power of substitution for him or her, in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or each of them individually, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

              SIGNATURE                               TITLE                        DATE

           / s / Ho Ching              Chairman of the Board                October 28, 1999
              Ho Ching

        / s / Lim Ming Seong           Deputy Chairman of the Board         October 28, 1999
           Lim Ming Seong

          / s / Barry Waite            President and Chief  Executive       October 28, 1999
             Barry Waite               Officer (principal executive
                                       officer)

        / s / Chia Song Hwee           Chief Financial Officer (principal   October 28, 1999
           Chia Song Hwee              financial and accounting officer)

         / s / Sum Soon Lim            Director                             October 28, 1999
            Sum Soon Lim

      / s / James H. Van Tassel        Director                             October 28, 1999
         James H. Van Tassel

        / s / Aubrey C. Tobey          Director                             October 28, 1999
           Aubrey C. Tobey

    / s / Robert Edmund La Blanc       Director                             October 28, 1999
       Robert Edmund La Blanc


                                   SIGNATURES


         / s / Andre Borrel            Director                             October 28, 1999
            Andre Borrel

      / s / Charles E. Thompson        Director                             October 28, 1999
         Charles E. Thompson

         / s / Koh Beng Seng           Director                             October 28, 1999
            Koh Beng Seng

        / s / Tsugio Makimoto          Director                             October 28, 1999
           Tsugio Makimoto

      / s / Thomas H.R. Gurnee         Authorized Representative in the     October 28, 1999
         Thomas H.R. Gurnee            United States


                                   SIGNATURES

                                INDEX TO EXHIBITS

     EXHIBIT
     -------
         4.1        Memorandum and New Articles of Association of the Registrant
                    (incorporated by reference to Exhibit 3 to Amendment No. 2 to the Registration Statement on form F-1 filed by the
                    Registrant on October 25, 1999, as amended (Registration No.
                    333-88397)).
         4.2        Form of Deposit Agreement by and among the Registrant,
                    Citibank, N.A. and the holders and beneficial owners of
                    Receipts issued thereunder (including as an exhibit, the
                    form of American Depositary Receipt) (incorporated by
                    reference to Exhibit 4 to the Registration Statement on Form
                    F-6 filed by Citibank, N.A. on October 8, 1999 (Registration
                    No. 333-88623)).
         4.3        Form of specimen certificate for ordinary shares
                    (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registration Statement on Form F-1 filed by the
                    Registrant on October 25, 1999, as amended (Registration No.
                    333-88397)).
         4.4        Chartered Semiconductor Manufacturing Ltd Share Option Plan 1999
                    (including as an exhibit the form of Share Option Agreement).
         5          Opinion of Allen & Gledhill.
         23         Consent of KPMG.
         24         Power  of  Attorney  (included  on the  signature  page of this
                    Registration Statement).